UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 29, 2012

Healthcare Trust of America, Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-53206	20-4738467
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

16435 N. Scottsdale Road, Suite 320 Scottsdale, Arizona		85254
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 480-998-3478

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On May 29, 2012, Healthcare Trust of America, Inc. (the “Company”) announced that Wells Fargo Securities, LLC (“Wells Fargo”) will be the Dealer Manager for its previously-announced contemplated tender offer. Subject to appropriate filings with the Securities and Exchange Commission (“SEC”), the Dealer Manager for this transaction, Wells Fargo, will serve to facilitate the tendering of up to $150 million in value of shares of the Company’s Class A common stock from existing stockholders. A copy of the press release is included as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Current Report on Form 8-K, including Exhibit 99.1, is deemed “furnished” and not filed under Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1 Press Release dated May 29, 2012 Regarding Wells Fargo’s Role as the Dealer Manager for Contemplated Tender Offer

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Healthcare Trust of America, Inc.

	By:	/s/ Scott D. Peters
May 29, 2012	Name:	Scott D. Peters
	Title:	Chief Executive Officer & President